Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of scPharmaceuticals Inc. of our report dated March 23, 2021, relating to the consolidated financial statements of scPharmaceuticals Inc. and its subsidiary, appearing in the Annual Report on Form 10-K of scPharmaceuticals Inc. for the year ended December 31, 2020.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts

March 23, 2021

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